EXHIBIT 10.4
                                ESCROW AGREEMENT

         ESCROW AGREEMENT (this "Escrow Agreement") dated as of August 27, 2004, by and among Newport International Group, Inc., a Delaware corporation (the "Company"), Jenkens & Gilchrist Parker Chapin LLP, as escrow agent (the "Escrow Agent"), and the investor listed on Schedule A attached hereto (the "Investor").

                              W I T N E S S E T H:

         WHEREAS, pursuant to a Common Stock and Warrant Purchase Agreement dated as of August 27, 2004 between the Company and the Investor (the "Purchase Agreement"), the Company and the Investor desire to have 1,000,000 shares (the "Escrow Shares") of common stock, par value $0.001 per share, of the Company (the "Common Stock"), and warrants to purchase shares of Common Stock (the "Warrants") delivered to the Escrow Agent to hold, along with immediately available funds for the purchase of the Common Stock (the "Escrow Funds"), and the Escrow Agent has agreed to receive, hold and redeliver the Escrow Shares and the Escrow Funds, all upon the terms and subject to the conditions hereinafter set forth;

         WHEREAS, the Purchase Agreement contemplates that the Escrow Funds shall be paid into escrow and the Escrow Shares and Warrants purchased by the Investor shall be held in escrow and the Escrow Agent has agreed to receive, hold and pay such Escrow Funds and to receive and deliver the Escrow Shares and Warrants, upon the terms and subject to the conditions hereinafter set forth; and

         WHEREAS, the Company acknowledges and agrees that this Escrow Agreement shall serve as irrevocable authorization and direction by the Company to the Escrow Agent to receive, hold, and ultimately deliver the Escrow Funds and the Escrow Shares placed in escrow in accordance with the terms and conditions of this Escrow Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Escrow Agreement hereby agree as follows:

         1. ESCROW OF SHARES. On or prior to the date hereof, the Company shall deliver or cause to be delivered to the Escrow Agent the Escrow Shares (in such denominations as requested by the Investor), registered in the name of the Investor (or any nominee designated by the Investor). Upon consummation of each Closing under the Purchase Agreement for the purchase of the Escrow Shares and Warrants, the Escrow Agent shall deliver to the Investor the Escrow Shares and Warrants, PROVIDED, HOWEVER, that prior to delivering the Escrow Shares and Warrants to the Investor, the Company shall confirm to the Escrow Agent that the conditions contained in Article IV of the Purchase Agreement have been either met by the Investor or waived by the Company.

         2. ESCROW OF FUNDS. On or prior to the date hereof, the Investor shall deliver or cause to be delivered to the Escrow Agent the Escrow Funds. Upon consummation of each Closing under the Purchase Agreement for the purchase of the Shares and Warrants, the Escrow

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Agent shall wire transfer the Escrow Funds to the Company, PROVIDED, HOWEVER, that prior to the wiring of the Escrow Funds to the Company, the Investor shall confirm to the Escrow Agent that the conditions contained in Article IV of the Purchase Agreement have been either met by the Company or waived by the Investor.

         3. ESCROW PERIOD. The certificates for any Escrow Shares and the Escrow Funds delivered to the Escrow Agent pursuant hereto shall be deposited for safekeeping with the Escrow Agent (the "Escrow Account"). During the period commencing on the Initial Closing Date (as defined in the Purchase Agreement) through the date that is five (5) business days following the Final Closing Date (as defined in the Purchase Agreement) (the "Escrow Period'), none of such Escrow Funds deposited in the Escrow Account shall become the property of the Company or any other entity or be subject to the debts of the Company or any other entity except as expressly provided herein. During the Escrow Period, none of such Escrow Shares deposited in the Escrow Account shall become the property of the Investor or any other entity or be subject to the debts of the Investor or any other entity except as expressly provided herein. The Escrow Agent shall neither make nor permit any disbursements or deliveries from the Escrow Account except as expressly provided herein.

         4. HOLDING OF ESCROW FUNDS AND ESCROW SHARES. The Escrow Agent shall hold the Escrow Funds and the Escrow Shares in a segregated escrow account where it normally holds such Escrow Funds and Escrow Shares.

         5. FURTHER ASSURANCES. The Company and the Investor agree to do such further acts and to execute and deliver such statements, assignments, agreements, instruments and other documents as the Escrow Agent, from time to time, may reasonably request in connection with the administration, maintenance, enforcement or adjudication of this Escrow Agreement in order (a) to give the Escrow Agent confirmation and assurance of the Escrow Agent's rights, powers, privileges, remedies and interests under this Escrow Agreement and applicable law, (b) to better enable the Escrow Agent to exercise any such right, power, privilege, remedy or interest, or (c) to otherwise effectuate the purpose and the terms and provisions of this Escrow Agreement, each in such form and substance as may be reasonably acceptable to the Escrow Agent.

         6. CONFLICTING DEMANDS. If conflicting or adverse claims or demands are made or notices served upon the Escrow Agent with respect to the escrow provided for herein, the Company and the Investor agree that the Escrow Agent shall refuse to comply with any such claim or demand and withhold and stop all further performance of this escrow so long as such disagreement shall continue. In so doing, the Escrow Agent shall not be or become liable for damages, losses, costs, expenses or interest to any or any other person for its failure to comply with such conflicting or adverse demands. The Escrow Agent shall be entitled to continue to so refrain and refuse to so act until such conflicting claims or demands shall have been finally determined by a court or arbitrator of competent jurisdiction or shall have been settled by agreement of the parties to such controversy, in which case the Escrow Agent shall be notified thereof in a notice signed by such parties. The Escrow Agent may also elect to commence an interpleader or other action for declaratory judgment for the purpose of having the respective rights of the claimants adjudicated, and may deposit with the court the Escrow Funds and the

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Escrow Shares held hereunder pursuant to this Escrow Agreement; and if it so commences and deposits, the Escrow Agent shall be relieved and discharged from any further duties and obligations under this Escrow Agreement.

         7. DISPUTES. Each of the parties hereto hereby covenants and agrees that the Federal or state courts located in the County of New York, State of New York shall have jurisdiction over any dispute with the Escrow Agent or relating to this Escrow Agreement.

         8. EXPENSES OF THE ESCROW AGENT. The Company agrees to pay any and all out-of-pocket costs and expenses up to $750 per Closing (as defined in the Purchase Agreement), excluding the costs and expenses incurred by the Escrow Agent in connection with the commencement of an interpleader pursuant to Section 5 hereof, incurred by the Escrow Agent in connection with all waivers, releases, discharges, satisfactions, modifications and amendments of this Escrow Agreement, the administration and holding of the Escrow Funds and the Escrow Shares, and the enforcement, protection and adjudication of the Escrow Agent's rights hereunder by the Escrow Agent, including, without limitation, the out-of-pocket disbursements of the Escrow Agent itself and expenses and costs of other attorneys it may retain, if any. The Company shall be liable to the Escrow Agent for any expenses payable by the Escrow Agent.

         9. RELIANCE ON DOCUMENTS AND EXPERTS. The Escrow Agent shall be entitled to rely upon any notice, consent, certificate, affidavit, statement, paper, document, writing or communication (which to the extent permitted hereunder may be by telegram, cable, telecopier, or telephone) reasonably believed by it to be genuine and to have been signed, sent or made by the proper person or persons, and upon opinions and advice of legal counsel (including itself or counsel for any party hereto), independent public accountants and other experts selected by the Escrow Agent and mutually acceptable to the Company and the Investor.

         10. STATUS OF THE ESCROW AGENT, ETC. The Escrow Agent is acting under this Escrow Agreement as a stakeholder only. No term or provision of this Escrow Agreement is intended to create, nor shall any such term or provision be deemed to have created, any joint venture, partnership or attorney-client relationship between or among the Escrow Agent and the Company or the Investor. This Escrow Agreement shall not be deemed to prohibit or in any way restrict the Escrow Agent's representation of the Investor, who may be advised by the Escrow Agent on any and all matters pertaining to this Escrow Agreement. To the extent the Investor has been represented by the Escrow Agent, the Investor hereby waives any conflict of interest and irrevocably authorizes and directs the Escrow Agent to carry out the terms and provisions of this Escrow Agreement fairly as to all parties, without regard to any such representation and irrespective of the impact upon the Investor. The Escrow Agent's only duties are those expressly set forth in this Escrow Agreement, and the Company and the Investor authorize the Escrow Agent to perform those duties in accordance with its usual practices in holding funds of its own or those of other escrows. The Escrow Agent may exercise or otherwise enforce any of its rights, powers, privileges, remedies and interests under this Escrow Agreement and applicable law or perform any of its duties under this Escrow Agreement by or through its partners, employees, attorneys, agents or designees.

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         11. Exculpation. The Escrow Agent and its designees, and their respective partners, employees, attorneys and agents, shall not incur any liability whatsoever for the investment or disposition of the Escrow Funds and Escrow Shares or the taking of any other action in accordance with the terms and provisions of this Escrow Agreement, for any mistake or error in judgment, for compliance with any applicable law or any attachment, order or other directive of any court or other authority (irrespective of any conflicting term or provision of this Escrow Agreement), or for any act or omission of any other person selected with reasonable care and engaged by the Escrow Agent in connection with this Escrow Agreement (other than for such Escrow Agent's or such person's own acts or omissions breaching a duty owed to the claimant under this Escrow Agreement and amounting to gross negligence or willful misconduct as finally determined pursuant to applicable law by a governmental authority having jurisdiction); and the Company and the Investor hereby waive any and all claims and actions whatsoever against the Escrow Agent and its designees, and their respective partners, employees, attorneys and agents, arising out of or related directly or indirectly to any and all of the foregoing acts, omissions and circumstances. Furthermore, the Escrow Agent and its designees, and their respective partners, employees, attorneys and agents, shall not incur any liability (other than for a person's own acts or omissions breaching a duty owed to the claimant under this Escrow Agreement and amounting to gross negligence or willful misconduct as finally determined pursuant to applicable law by a governmental authority having jurisdiction) for other acts and omissions arising out of or related directly or indirectly to this Escrow Agreement; and the Company and the Investor hereby expressly waive any and all claims and actions (other than the Escrow Agent's or such person's own acts or omissions breaching a duty owed to the claimant and amounting to gross negligence or willful misconduct as finally determined pursuant to applicable law by a governmental authority having jurisdiction) against the Escrow Agent and its designees, and their respective partners, employees, attorneys and agents, arising out of or related directly or indirectly to any and all of the foregoing acts, omissions and circumstances.

         12. INDEMNIFICATION. The Escrow Agent and its designees, and their respective partners, employees, attorneys and agents, shall be indemnified, reimbursed, held harmless and, at the request of the Escrow Agent, defended, jointly and severally by the Company and the Investor from and against any and all claims, liabilities, losses and expenses (including, without limitation, the reasonable disbursements, expenses and fees of their respective attorneys) that may be imposed upon, incurred by, or asserted against any of them, arising out of or related directly or indirectly to this Escrow Agreement, except such as are occasioned by the indemnified person's own acts and omissions breaching a duty owed to the claimant under this Escrow Agreement and amounting to willful misconduct or gross negligence as finally determined pursuant to applicable law by a governmental authority having jurisdiction.

         13. NOTICES. Any notice, request, demand or other communication permitted or required to be given hereunder shall be in writing, shall be sent by one of the following means to the addressee at the address set forth below (or at such other address as shall be designated hereunder by notice to the other parties and persons receiving copies, effective upon actual receipt) and shall be deemed conclusively to have been given: (a) upon hand delivery by telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours

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where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or (c) upon actual receipt of such mailing, whichever shall first occur.

         If to the Company:             Newport International Group, Inc.
                                        73061 El Paseo Suite 202
                                        Palm Desert, California 92260
                                        Attention:  President and CEO
                                        Tel. No.: (760) 779-0251
                                        Fax No.: (760) 674-0016

         with copies (which copies
         shall not constitute notice
         to the Company) to:            Schneider Weinberger LLP
                                        2200 Corporate Blvd. N.W.
                                        Suite 210
                                        Boca Raton, Florida
                                        Attention: James M. Schneider
                                        Tel. No.: (561) 362-9595
                                        Fax No.: (561) 362-9612

         If to the Investor:            at the address of such
                                        Investor set forth on SCHEDULE I
                                        attached hereto, with a copy to the
                                        Investor's counsel as set forth on
                                        SCHEDULE I attached hereto or as
                                        specified in writing by such Investor.

         If to the Escrow Agent:        Jenkens & Gilchrist Parker Chapin LLP
                                        The Chrysler Building
                                        405 Lexington Avenue
                                        New York, New York 10174
                                        Attention: Christopher S. Auguste
                                        Tel No.: (212) 704-6000
                                        Fax No.: (212) 704-6288

         14. SECTION AND OTHER HEADINGS. The section and other headings contained in this Escrow Agreement are for convenience only, shall not be deemed a part of this Escrow Agreement and shall not affect the meaning or interpretation of this Escrow Agreement.

         15. GOVERNING LAW. This Escrow Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to principles of conflicts of law. The Company and the Investor
(i) hereby irrevocably submit to the jurisdiction of the United States District Court sitting in the Southern District of New York for the purposes of any suit, action or proceeding arising out of or relating to this Agreement or the Purchase Agreement and (ii) hereby waive, and agree not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the

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suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. The Company and the Investor consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 14 shall affect or limit any right to serve process in any other manner permitted by law.

         16. COUNTERPARTS. This Escrow Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original but all such counterparts shall together constitute one and the same agreement.

         17. RESIGNATION OF ESCROW AGENT. The Escrow Agent may, at any time, at its option, elect to resign its duties as Escrow Agent under this Escrow Agreement by providing notice thereof to the Company and the Investor. In such event, the Escrow Agent shall deposit the Escrow Funds and the Escrow Shares to a successor independent escrow agent to be appointed by (a) the Company within thirty (30) days following the receipt of notice of resignation from the Escrow Agent, or (b) the Escrow Agent if the Company and the Investor shall have not agreed on a successor escrow agent within the aforesaid 30-day period, upon which appointment and delivery of the Escrow Funds and the Escrow Shares, the Escrow Agent shall be released of and from all liability under this Escrow Agreement.

         18. SUCCESSORS AND ASSIGNS; ASSIGNMENT. Whenever in this Escrow Agreement reference is made to any party, such reference shall be deemed to include the successors, assigns and legal representatives of such party, and, without limiting the generality of the foregoing, all representations, warranties, covenants and other agreements made by or on behalf of the Company and the Investor in this Escrow Agreement shall inure to the benefit of any successor escrow agent hereunder; PROVIDED, HOWEVER, that nothing herein shall be deemed to authorize or permit the Company or the Investor to assign any of its rights or obligations hereunder to any other person (whether or not an affiliate of the Company or the Investor) without the written consent of each of the other parties nor to authorize or permit the Escrow Agent to assign any of its duties or obligations hereunder except as provided in this Section 18 hereof.

         19. NO THIRD PARTY RIGHTS. The representations, warranties and other terms and provisions of this Escrow Agreement are for the exclusive benefit of the parties hereto, and no other person, including the creditors of the Company or the Investor, shall have any right or claim against any party by reason of any of those terms and provisions or be entitled to enforce any of those terms and provisions against any party.

         20. NO WAIVER BY ACTION, ETC. Any waiver or consent respecting any representation, warranty, covenant or other term or provision of this Escrow Agreement shall be effective only in the specific instance and for the specific purpose for which given and shall not be deemed, regardless of frequency given, to be a further or continuing waiver or consent. The failure or delay of a party at any time or times to require performance of, or to exercise its rights with respect to, any representation, warranty, covenant or other term or provision of this Escrow Agreement in no manner (except as otherwise expressly provided herein) shall affect its right at a

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later time to enforce any such term or provision. No notice to or demand on the
Company or the Investor in any case shall entitle such party to any other or further notice or demand in the same, similar or other circumstances. All rights, powers, privileges, remedies and interests of the parties under this Escrow Agreement are cumulative and not alternatives, and they are in addition to and shall not limit (except as otherwise expressly provided herein) any other right, power, privilege, remedy or interest of the parties under this Escrow Agreement or applicable law.

         21. MODIFICATION, AMENDMENT, ETC. Each and every modification and amendment of this Escrow Agreement shall be in writing and signed by all of the parties hereto, and each and every waiver of, or consent to any departure from, any covenant, representation, warranty or other provision of this Escrow Agreement shall be in writing and signed by the party granting such waiver or consent.

         22. ENTIRE AGREEMENT. This Escrow Agreement contains the entire agreement of the parties with respect to the matters contained herein and supersedes all prior representations, agreements and understandings, oral or otherwise, among the parties with respect to the matters contained herein.

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         IN WITNESS WHEREOF, the parties hereto have executed this Escrow
Agreement on the date first written above.


                                   NEWPORT INTERNATIONAL GROUP, INC.


                                   By: /s/ Cery Perle
                                       --------------
                                       Name:
                                       Title:


                                   JENKENS & GILCHRIST PARKER CHAPIN LLP


                                   By: /s/ Jenkens & Gilchrist Parker Chapin LLP
                                       -----------------------------------------
                                       Name:
                                       Title:


                                   INVESTOR:


                                   By: /s/ Robinson Reed, Inc.
                                       -----------------------
                                       Name:
                                       Title:


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                                   SCHEDULE I
                                    INVESTOR

Robinson Reed Inc.
European Administration:
4 Pikoni Street
P.O. Box 56220 3305 Limassol Cyprus + 357 2533 9274
Kontaktperson: Geoffrey Magistrate




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